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                                                                   EXHIBIT 23(b)




CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Laidlaw Environmental Services, Inc.:

We consent to the incorporation by reference of our report dated November 8, 1996, except for the last paragraph under the footnote, "Indebtedness", which is as of November 17, 1996, in this Registration Statement on Form S-4 of Laidlaw Environmental Services, Inc. relating to the consolidated financial statements of Rollins Environmental Services, Inc. as of September 30, 1996 and 1995, and for each of the years in the three-year period ended September 30, 1996.


                                            /s/ KPMG PEAT MARWICK LLP



Wilmington, Delaware
June 22, 1998